Exhibit 10.1

PREPAID ADVANCE AGREEMENT

THIS PREPAID ADVANCE AGREEMENT (this “Agreement”) dated as of August 14, 2024 is made by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and REKOR SYSTEMS, INC., a Delaware corporation (the “Company”). The Investor and the Company may be referred to herein individually as a “party” and collectively as the “parties.”

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall advance to the Company an aggregate amount of up to $35,000,000, of which $15,000,000 shall be advanced on or about the date of this Agreement (the “First Closing”) and $20,000,000 shall be advanced on or about the date the Company obtains the Exchange Cap Stockholder Consent (as defined below) (the “Second Closing,” and together with the First Closing, the “Closings,” and each, a “Closing”), which amounts may be converted, at the option of the Investor, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”); and

WHEREAS, the Common Shares are listed for trading on the Nasdaq Capital Market under the symbol “REKR;” and

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be registered on the Company’s registration statement on Form S-3 (File No. 333-281042) under Section 5 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II. Pre-Paid Advances

Section 2.01 Pre-Paid Advance.

(a)

Subject to the satisfaction of the conditions set forth in Annex II attached hereto (the “Advance Conditions”) applicable to the First Closing, the Investor shall advance to the Company the principal amount of $15,000,000 (the “First Pre-Paid Advance”) on the First Closing Date. Subject to the satisfaction of the Advance Conditions applicable to the Second Closing, the Investor shall advance to the Company the principal amount of $20,000,000 (the “Second Pre-Paid Advance,” and together with the First Pre-Paid Advance, the “Pre-Paid Advances,” and each, a “Pre-Paid Advance”) on the Second Closing Date. Each Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of each Closing shall be as follows: (i) the First Closing shall be at 10:00 a.m., New York time, on the first Business Day on which the Advance Conditions applicable to the First Closing are satisfied or waived in writing

(or such other date as is mutually agreed to by the Company and the Investor) (the “First Closing Date”) and (ii) the Second Closing shall be at 10:00 a.m., New York time, on the first Business Day after the Company has obtained the Exchange Cap Stockholder Consent, provided that the Advance Conditions applicable to the Second Closing are satisfied or waived at such time (or such other date as is mutually agreed to by the Company and the Investor) (the “Second Closing Date” and together with the First Closing Date, the “Closing Dates,” and each, a “Closing Date”).

(b)

At each Closing, the Investor shall advance to the Company the principal amount of the applicable Pre-Paid Advance less a discount in the amount equal to six percent (6%) of the principal amount of such Pre-Paid Advance netted from the Purchase Price due and structured as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned at each Closing with respect to the Pre-Paid Advance paid at such Closing, and (ii) shall not reduce the principal amount of the Pre-Paid Advances.

Section 2.02 Company’s Pre-Paid Advance Obligations.

(a)	Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below.

(i)

“Amortization Event” shall mean at any time (a) the daily VWAP is less than the Floor Price then in effect for five (5) Trading Days during a period of seven (7) consecutive Trading Days (a “Floor Price Event”), (b) any of the Common Shares to be issued hereunder are not eligible to be sold pursuant to a Registration Statement for a period of ten (10) consecutive Trading Days (a “Registration Event”) or (c) the Company has issued substantially all of the shares available under the Exchange Cap (an “Exchange Cap Event”) (the last day of any such occurrence, an “Amortization Event Date”).

(ii)

“Amortization Principal Amount” shall mean an amount equal to (i) the outstanding principal balance on the Pre-Paid Advances as of the Amortization Event Date or, solely in respect of an Amortization Event that occurs during the Standstill Period, as of the Standstill Period Expiration Date divided by (ii) the number of full Calendar Months remaining between the Amortization Event Date and the Maturity Date.

(iii)	“Calendar Month” means one of the months named in the calendar.

(iv)

“Floor Price” means $0.28 per share. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amount set forth in a written notice to the Investor; provided, that such reduction shall be irrevocable and shall not be subject to increase thereafter.

(v)	“Payment Premium” shall mean ten percent (10%).

(b)

Interest. Interest shall accrue on the outstanding balance of the Pre-Paid Advance at an annual rate of 0%, provided however, for so long as any Event of Default has occurred and remains uncured, interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate of 18%. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed.

(c)

Maturity. The Company shall pay to the Investor an amount in cash representing any amount of the Pre-Paid Advance that remains outstanding, plus any accrued and unpaid interest thereon, on August 28, 2025, unless otherwise agreed by the parties (the “Maturity Date”).

(d)	Amortization Payments.

(i)

If, any time after the date hereof, and from time to time thereafter, an Amortization Event has occurred, then the Company shall make monthly cash payments beginning on the seventh (7th) Trading Day after the Amortization Event Date and continuing on the same day of each successive Calendar Month until all amounts due under the then-outstanding Pre-Paid Advances have been repaid in full; provided, that the Company shall not be required to make any monthly cash payments in respect of an Amortization Event pursuant to this Section 2.02(d), if any, until the ninety-first (91st) calendar day (such date, the “Standstill Period Expiration Date”) following the date hereof (such ninety (90) calendar day period following the date hereof, the “Standstill Period”); provided, further, that principal, interest, penalties and all other amounts due hereunder shall remain outstanding and continue to accrue, as applicable, during the Standstill Period. Each monthly payment shall be in an amount equal to the sum of (A) Amortization Principal Amount, plus (B) the Payment Premium in respect of such Amortization Principal Amount, and (C) accrued and unpaid interest hereunder, if any, as of each payment date. The obligation of the Company to make monthly prepayments related to a Amortization Event shall cease (with respect to any payment that has not yet come due) if at any time after the Amortization Event Date (I) in the event of a Floor Price Event, (x) the daily VWAP is greater than 115% of the Floor Price then in effect for five (5) consecutive Trading Days or (y) the Company delivers a written, irrevocable notice (a “Reset Notice”) to the Investor lowering the Floor Price to an amount that is no more than 75% of the closing price on the Trading Day immediately prior to the Reset Notice (and in no event greater than the Floor Price at the time of the Floor Price Event), (II) in the event of a Registration Event, the condition or event causing the Registration Event is cured, unless a subsequent Amortization Event occurs or (III) in the event of an Exchange Cap Event, the Company obtains the Exchange Cap Stockholder Consent. Any reductions to the outstanding balance of the Pre-Paid Advances made pursuant to Purchase Notices delivered after the occurrence of an Amortization Event shall have the effect of reducing the amount of the next payment coming due as a result of such Amortization Event by an amount equal to the amount of the Pre-Paid Advances that is offset in respect of such Purchase Notice.

(ii)

Without limiting the foregoing provisions of Section 2.02(d)(i), if, at any time after the date hereof, an Amortization Event has occurred, the Company shall immediately, whether or not monthly cash payments pursuant to Section 2.02(d)(i) have begun or are continuing, seek and use commercially reasonable efforts to obtain (A) the Exchange Cap Stockholder Consent and (B) additional financing arrangements on terms that would allow the proceeds of such financing arrangements to be used to support and meet its obligations hereunder, including its obligation, if any, to make monthly cash payments pursuant to Section 2.02(d)(i).

(e)

Right of Prepayment. At any time and from time to time while any portion of the Pre-Paid Advances is outstanding, the Company at its option shall have the right, but not the obligation, to repay (“Optional Prepayment”) early a portion or all amounts outstanding under the Pre-Paid Advances in cash as described in this Section; provided that the Company provides the Investor with written notice (each, a “Prepayment Notice”) of its desire to exercise an Optional Prepayment, which Prepayment Notice (i) shall be delivered to the Investor after the close of regular trading hours on a Trading Day, and (ii) may only be given if the VWAP of the Common Shares was less than the Fixed Price on the date such Prepayment Notice is delivered, unless otherwise agreed by the Investor. Each Prepayment Notice shall be irrevocable and shall specify the outstanding balance of the Pre-Paid Advances to be repaid and the Prepayment Amount. The “Prepayment Amount” shall be an amount equal to the outstanding principal balance being repaid by the Company, plus the Payment Premium in respect of such principal amount, plus all accrued and unpaid interest, if any, on such principal amount. After receipt of a Prepayment Notice, the Investor shall have five (5) Trading Days (beginning with the Trading Day immediately following the date of such Prepayment Notice) to elect to deliver Purchase Notices to the Company in respect of any portion of the Pre-Paid Advances outstanding in accordance with this Agreement. On the sixth (6th) Trading Day after the applicable Prepayment Notice, the Company shall deliver to the Investor the Prepayment Amount with respect to the principal amount prepaid after giving effect to Purchase Notices delivered during the applicable five (5) Trading Day period.

(f)

Events of Default. An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(i)

the Company’s failure to pay to the Investor any amount of the Pre-Paid Advances or other amounts when and as due and payable hereunder and such failure is not cured within five (5) days after written notice thereof;

(ii)

The Company or any Significant Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Significant Subsidiary of the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any

Significant Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Significant Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Significant Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Significant Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Significant Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Significant Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Significant Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Significant Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)

the Company is a party to any agreement memorializing (1) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Investor shall not constitute a Change in Control for purposes hereof), (2) any transaction or event (whether by means of (I) a share exchange or tender offer applicable to the Common Shares, (II) a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or (III) a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or related events pursuant to which all or a portion of the outstanding Common Shares of the Company are exchanged for, converted into or constitute solely the right to receive cash, securities or other property, and after giving effect to such transaction or event, the Persons who held such Common Shares immediately prior to such transaction or event cease to hold a majority of the voting power of the acquirer or successor immediately following such transaction or event, (3) a consolidation or merger in which the Company is not the surviving entity and, after giving effect to such consolidation or merger, the Persons who held such Common Shares immediately prior to such consolidation or merger cease to hold a majority of the voting power of the acquirer or successor immediately following such consolidation or merger, (4) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties and/or other assets of the Company and its Subsidiaries on a consolidated basis, to another Person or entity, (5) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the retirement, death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (6) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in subclauses (1) through (5), unless, in connection with the occurrence of any of the events, transactions or other actions described in the foregoing subclauses (1) through (6), all amounts due under this Agreement are paid in full or the Investor consents to such Change in Control (each of (1), (2), (3), (4), (5) or (6), a “Change in Control”) unless in connection with such Change in Control, the outstanding balance of the Pre-Paid Advances hereunder, and any other amounts owed in connection herewith, are paid in full or the Investor consents to such Change in Control;

(iv)

the Company’s (A) failure to deliver the required number of Common Shares to the Investor (I) before the applicable Share Delivery Date, or (II) in the instance of a delay due to extenuating circumstances not attributable to the Company, no later than the end of the second Business Day immediately following the Share Delivery Date, or (B) notice, written or oral, to the Investor, including by way of public announcement, at any time, of its intention not to comply with a Purchase Notice;

(v)	the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(vi)

the Company or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Significant Subsidiary of the Company in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not thereafter cured within five (5) Business Days;

(vii)

the Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act.

(viii)	the Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;

(ix)

a final, non-appealable judgment, which in the aggregate with other outstanding final judgments, exceeds $1,000,000 shall be rendered against the Company and or a Significant Subsidiary which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Investor a written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and the Company or such Significant Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x)

Any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi)

The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Agreement (except as is otherwise covered by Section 2.02(f)(i) through Section 2.02(f)(x) hereof) or any other Transaction Document) which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days.

During the time that any portion of the Pre-Paid Advances is outstanding, if any Event of Default has occurred, the full amount outstanding under the Pre-Paid Advances, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Investor’s election given by notice, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Investor shall have the right (but not the obligation) to submit Purchase Notices (and Advances hereunder) (subject to the limitations set out in Section 3.01(b)) at any time after (x) an Event of Default has occurred and is continuing or (y) the Maturity Date, until all amounts outstanding under the Pre-Paid Advance has been repaid in full. The Investor need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than required notice of purchase) and the Investor may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under Applicable Law. Such declaration may be rescinded and annulled by the Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article III. Advances

Section 3.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, the Investor, at its sole discretion, shall have the right, but not the obligation, to purchase from the Company, and the Company shall issue and sell to the Investor, Common Shares by the delivery to the Company of Purchase Notices as provided herein:

(a)

Purchase Notice. At any time that there is an outstanding balance under the Advances, the Investor may, by providing written notice to the Company in the form set forth herein as Exhibit A attached hereto (a “Purchase Notice”), require the Company to issue and sell Shares to the Investor, in accordance with the following provisions:

(i)

The Investor shall, in each Purchase Notice, select the amount of the Advance, in its sole discretion, and the timing of delivery; provided that the amount of the Advance shall not exceed the balance outstanding under the Pre-Paid Advances on the date of delivery of the Purchase Notice, or result in the Investor exceeding the Advance Limitations set forth in Section 3.01(b).

(ii)	Each Purchase Notice shall be delivered in accordance with the instructions set forth at the bottom of Exhibit A.

(iii)

Each Purchase Notice shall set forth the amount of the Advance requested, the number of Shares to be issued by the Company and purchased by the Investor, the Market Price (along with a report by Bloomberg, L.P. indicating the relevant VWAP used in calculating the Market Price), the Purchase Price, the aggregate amount of accrued and unpaid interest of the Pre-Paid Advances (if any) as of the Purchase Notice Date that shall be offset by the issuance of Shares, the aggregate amount of principal of the Pre-Paid Advances as of the Purchase Notice Date that shall be offset by the issuance of Shares, and the total amount of the Pre-Paid Advances that shall be outstanding following the Closing of the Advance.

(b)	Advance Limitations.

(i)

Ownership Limitation. In no event shall the number of Common Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then-outstanding voting power or number of Common Shares (the “Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but no later than the next Business Day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then-outstanding, and, upon the written request of the Company, the Investor will inform the Company of the amount of Common Shares the Investor and its affiliates beneficially own as of the date of such request.

(ii)

Principal Market Limitation. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Shares pursuant to the terms of this Agreement if the issuance of such Common Shares would exceed the aggregate number of Common Shares that the Company may issue pursuant to this Agreement in compliance with the Company’s obligations under the rules or regulations of the Principal Market (the number of Shares which may be issued without violating such rules being referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Shares in excess of such amount (such approval, the “Exchange Cap Stockholder Consent”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor.

(iii)

Other Advance Limitations. Except as set forth below, the Investor shall not submit Purchase Notices in any Calendar Month (beginning on the first day of such Calendar Month and ending on the last day of the same Calendar Month) in respect of more than $2,625,000 of the outstanding balance under the Pre-Paid Advances, plus accrued and unpaid interest. This limitation shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default, and (ii) with respect to any Purchase Notices where the Purchase Price is equal to or greater than the Fixed Price. This limitation may be waived with the consent of the Company.

(c)

Company’s Obligations to Deliver Common Shares to Investor. On or before the second (2nd) Business Day following the date of receipt of a Purchase Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (DWAC) system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Purchase Notice, a certificate, registered in the name of the Investor or its designee, for the number of Common Shares to which the Investor shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the SEC. The aggregate Purchase Price of the Common Shares issued shall be paid by offsetting an equal amount outstanding under the Pre-Paid Advances (first towards accrued and unpaid interest, if any, and then towards outstanding principal as shown in such Purchase Notice). No fractional shares shall be issued, and any fractional amounts shall be rounded up to the nearest whole number of shares. The Person or Persons entitled to receive the Common Shares issuable hereunder shall be treated for all purposes as the record Investor or holders of such Common Shares upon the transmission of a Purchase Notice.

(d)

Company’s Failure to Timely Delivery Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Investor or credit the Investor’s balance account with DTC for the number of Common Shares to which the Investor is entitled upon delivery of a Purchase Notice, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Investor of Common Shares issuable upon such Purchase Notice that the Investor anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Investor’s request and in the Investor’s discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such Common Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the closing price on the Purchase Notice Date.

(e)	Book-Entry. The Investor and the Company shall maintain records showing the outstanding balance of the Pre-Paid Advances (as well as the number of Shares issued pursuant to Purchase Notices).

(f)

Each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(g)

Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s delivery of a valid Purchase Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of the Shares pursuant to such Purchase Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 7.17 (Selling Restrictions), the Investor may sell such Shares.

Section 3.02 Hardship. In the event the Investor sells Common Shares of the Company after delivery of a Purchase Notice and the Company fails to perform its obligations as mandated in Section 3.01(c), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Article IV. Representations and Warranties of the Investor

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to purchase or acquire the Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Investor or its shareholders. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 4.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.04 Investment Purpose. The Investor is acquiring the Common Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor is acquiring the Shares hereunder in the ordinary course of its business.

Section 4.05 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information the Investor deemed material to making an informed investment decision. The Investor and its advisors (including its legal counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (including its legal counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.07 Not an Affiliate. The Investor is not an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any affiliate of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 4.08 General Solicitation. Neither the Investor, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Section 4.09 Trading Activities. The Investor has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) involving the Company’s securities) during the period commencing as of the time that the Investor first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Investor.

Article V. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that, as of the date hereof and each Purchase Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 5.01 Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authority to own their properties and carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a Material Adverse Effect.

Section 5.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 5.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a Purchase Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 5.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the

Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not be reasonably expected to have a Material Adverse Effect.

Section 5.05 Issue of Common Shares. The Company understands and acknowledges that the number of Common Shares issuable to the Investor hereunder will increase in certain circumstances. The Company further acknowledges its obligation to issue the Common Shares in accordance with the terms herein is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.06 SEC Documents; Financial Statements. For the past two years the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents. The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each of the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.07 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.08 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel.

Section 5.09 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Purchase Notice Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 5.10 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 5.11 Equity Capitalization.

(a)

As of the date hereof, the authorized capital of the Company consists of 300,000,000 Common Shares and 2,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof, the Company has 88,503,505 Common Shares outstanding and no Preferred Shares outstanding.

(b)	Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.

(c)

Existing Securities; Obligations. (A) none of the Company’s nor any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, and (F) neither the Company nor any of its Subsidiaries has entered into any Variable Rate Transaction.

Section 5.12 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not be reasonably expected to have a Material Adverse Effect. There is no claim, action or proceeding being made, brought or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not be reasonably expected to have a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 5.13 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which would be reasonably likely to have a Material Adverse Effect.

Section 5.14 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.15 Title. Except as would not be reasonably expected to have a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 5.16 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect.

Section 5.17 Regulatory Permits. Except as would not be reasonably expected to have a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.18 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 5.19 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would be reasonably expected to have a Material Adverse Effect.

Section 5.20 Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in Form 10-K, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to have in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings.

Section 5.21 Tax Status. Each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers and directors of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would be reasonably expected to have a Material Adverse Effect.

Section 5.22 Certain Transactions. None of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any employee, officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.23 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal or right of participation basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.24 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 5.25 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.26 Finder’s Fees. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions contemplated in the Transaction Documents.

Section 5.27 Relationship of the Parties. Neither the Company nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, is a client or customer of the Investor or any of its affiliates, and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, Subsidiaries, or any Person acting on its or their behalf. The Investor’s relationship to Company is solely as an investor as provided for in the Transaction Documents.

Section 5.28 [Reserved].

Section 5.29 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 5.30 Compliance with Laws. (i) The Company and each of its Subsidiaries are and have at all times been in compliance with Applicable Laws; (ii) other than as referenced in the SEC Documents, no action, suit or proceeding by or before any governmental authority involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened, (iii) the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that (A) any director, officer, or employee of the Company or any of its Subsidiaries nor any agent, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries has not complied with Applicable Laws or (B) could give rise to a notice of non-compliance with Applicable Laws, and (iv) neither the Company nor any of its Subsidiaries is aware of any pending change or contemplated change to any Applicable Law or regulation or governmental position; in each case that would be reasonably expected to have a Material Adverse Effect.

Section 5.31 Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any of the Company’s Subsidiaries, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the Pre-Paid Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by the Transaction Documents, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

Article VI. Indemnification

Section 6.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, Yorkville Advisors Global, LP, and each of their respective affiliates, officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 6.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any material breach of any material covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 6.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except solely to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim, unless (i) such cooperation or furnishing of information is likely to, in the opinion of the applicable Investor Indemnitee’s or Company Indemnitee’s counsel, result in the waiver of attorney client privilege, or (ii) the interests of the Investor Indemnitee or Company Indemnitee, as the case may be, and the indemnifying party conflict or are adverse with respect to a particular action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received.

Section 6.04 Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified Person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement. Notwithstanding anything to the contrary under this Agreement or Applicable Laws, no party shall be entitled to any indemnification pursuant to this Article VI (other than claims for any damages resulting from fraud) until the aggregate amount of all such damages that would otherwise be indemnifiable to such party equals or exceeds $25,000 (the “Basket”), at which time such party shall be entitled to indemnification for the full amount of all damages (including all damages incurred prior to exceeding the Basket).

Section 6.05 Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VII.

Additional Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Term:

Section 7.01 Effective Registration Statement.

(a)

The Registration Statement. The Company has filed, in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC a shelf registration statement on Form S-3 (File Number 333-281042) (the “Initial Registration Statement”) including a base prospectus, with respect to the issuance and sale of securities by the Company, including the Common Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which the Company may sell the Common Shares. The Initial Registration Statement was declared effective on August 6, 2024, and remains in effect on the date hereof. Except where the context otherwise requires, the Initial Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the Securities Act, is herein referred to as the “Registration Statement.”

(b)

Initial Disclosure. Promptly after the execution of this Agreement, the Company shall file with the SEC a current report on Form 8-K or such other appropriate form as determined by counsel to the Company (the “Current Report”), relating to the transactions contemplated by this Agreement and a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to the transactions contemplated by the Transaction Documents required to be disclosed therein and an updated Plan of Distribution, including, without limitation, the name of the Investor, the value of Shares being offered hereunder, the terms of the offering, the Purchase Price of the Shares, the amount of the Pre-Paid Advances, the terms and conditions of the Pre-Paid Advances, and other material terms of the offering, and any other information or disclosure necessary to register the transactions contemplated by the Transaction Documents (collectively, the “Initial Disclosure”) and shall provide the Investor with adequate opportunity to review the Initial Disclosure prior to its filing. To the extent required, promptly after each Closing Date and Purchase Notice Date, the Company shall file with the SEC a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to a particular Closing or Advance required to be disclosed therein to the extent necessary to register all of the Shares issued and issuable pursuant thereto under the Registration Statement.

(c)

Maintaining a Registration Statement. The Company shall maintain the effectiveness of the Registration Statement with respect to the Shares at all times a Pre-Paid Advance remains outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that the Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with the Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. If the Company becomes unable to utilize the Initial Registration Statement for the offering of Common Shares contemplated herein, the Company shall promptly file a Registration Statement to the extent necessary to register the resale of the Shares by the Investor and the parties agree to negotiate in good faith such changes as may be necessary to this Agreement to reflect the prompt resale of such Shares by the Investor.

(d)

Filing Procedures. Not less than one Business Day prior to the filing of a Registration Statement and not less than one Business Day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K and current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor. The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(e)

Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Common Shares owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this Section.

(f)

Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, and (ii) all periodic reports, as may be necessary to keep such Registration Statement effective at all times during the Term.

Section 7.02 Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Shares and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Shares to be listed or quoted on another Principal Market.

Section 7.03 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Shares by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time during the Term; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 7.04 Listing of Common Shares. As of each Purchase Notice Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.

Section 7.05 Opinion of Counsel. Prior to the date of a Pre-Paid Advance, the Investor shall have received an opinion letter from US counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.06 Exchange Act Registration. As long as the Company is subject to the filing requirements under the Exchange Act, the Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.07 Transfer Agent Instructions. At all times while the Registration Statement is in effect for the transactions contemplated by the Transaction Documents, the Company shall (if required by the transfer agent for the Common Shares) cause legal counsel for the Company to deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue the Common Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law.

Section 7.08 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Term.

Section 7.09 Notice of Certain Events Affecting Registration. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) receipt of any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law; or (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus. The Investor shall not deliver to the Company any Purchase Notice, and the Company shall not sell any Shares pursuant to any pending Purchase Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

Section 7.10 Reservation of Shares. As of each Closing, and at all times thereafter, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Common Shares issuable upon delivery of Purchase Notices pursuant to this Agreement (assuming for this purpose that all such Common Shares will be issued at the Floor Price then in effect and without giving effect to any limitations pursuant to Section 3.01(b)). If at any time the number of Common Shares authorized to be issued is not sufficient to meet the reserve requirements of this section, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant this Agreement and recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet these requirements.

Section 7.11 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all reasonable and documented expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any Prospectus and any amendments or supplements thereto requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 7.12 Disclosure of Transaction, Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the first Business Day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall reasonably consider all such comments. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that from and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information provided to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Investor or any of its respective officers, directors, affiliates, employees or agents, on the other hand, including, without limitation, that certain Confidentiality Agreement, by and between the Company and the Investor, dated as of August 8, 2024, shall terminate and be of no further force or effect in any respect. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares.

Section 7.13 Use of Proceeds. The proceeds from the funding of the Pre-Paid Advances or the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any advances or loans to any executives, directors, or employees of the Company or any Subsidiary, or to make any payments in respect of any related party obligations. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). The Company shall not, without the prior written consent of the Investor, loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the transactions hereunder to any of its Subsidiaries unless any such Subsidiary executes and delivers a subsidiary guarantee in a form attached as Exhibit B hereto.

Section 7.14 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 7.15 Market Activities. Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or controlling Persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 7.16 Trading Information. On the first Trading Day of each week (provided the Investor has sold any shares during the prior week) and otherwise upon the Company’s reasonable request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of shares of Common Shares sold by the Investor during the prior trading week.

Section 7.17 Selling Restrictions. Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Purchase Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 7.18 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person, except for assignments by the Investor to any of its affiliates.

Section 7.19 No Frustration.

(a)

No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Common Shares to the Investor in respect of a Purchase Notice.

(b)

From the date hereof until the date upon which the Pre-Paid Advances to be issued hereunder have been repaid (and/or converted) in full, the Company shall not (i) effect any reverse stock split or share consolidation or (ii) enter into or effect any exchange of debt for Common Shares, in each case, without the written consent of the Investor.

(c)

From the date hereof until the Pre-Paid Advances have been repaid in full, without the prior written consent of the Investor, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (i) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness, or (ii) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

“Permitted Indebtedness” shall mean: (i) indebtedness in respect of this Agreement and the Pre-Paid Advances; (ii) the Company’s outstanding Series A Prime Revenue Sharing Notes as in effect on the date hereof; (iii) indebtedness (A) the repayment of which has been subordinated to the Company’s obligations under this Agreement on terms and conditions acceptable to the Investor, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the Maturity Date; and (C) which is not secured by any assets; (iv) indebtedness in respect of new Revenue Notes entered into by the Company and/or one or more of its Subsidiaries after the date hereof solely in respect of new contracts entered into by the Company and/or one or more of its Subsidiaries after the date hereof, in each case in the ordinary course of business consistent with past practice (including, but not limited to, with respect to the commercial terms of any such Revenue Notes); and (v) any indebtedness (other than the indebtedness set out in (i) – (iv) above) incurred after the date hereof, provided that such indebtedness does not exceed $100,000 at any given time.

“Permitted Liens” shall mean (1) any security interest granted to the Investor, (2) existing Liens disclosed by the Company on a Disclosure Schedule attached hereto; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (6) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution.

(d)

No Variable Rate Transactions or Related Party Payments. From the date hereof until the date upon which the Pre-Paid Advance has been repaid in full, the Company shall not (A) repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt, or (B) effect or enter into an agreement to effect a Variable Rate Transaction, except with the Investor. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Article VIII.

Non-Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.

Choice of Law/Jurisdiction

Section 9.01 This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Article X. Termination

Section 10.01 Termination.

(a)

In the event that the First Closing shall not have occurred within five (5) days of the date hereof, then the Investor shall have the right to terminate its obligations under this Agreement on after the close of business on such date without liability; provided, however, the right to terminate this Agreement under this Section 10(a) shall not be available to the Investor if the failure of the First Closing to have been consummated by such date is the result of the Investor’s breach of this Agreement.

(b)

The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Purchase Notices, (ii) there are no outstanding Prepaid Advances which have not be fully repaid, (iii) all the Advance Shares issued to the Investor hereunder have been sold, and (iv) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)

This Agreement shall otherwise terminate, and the terms and conditions hereof shall be of no further force or effect except as set forth in Section 10.01(d), upon the later of (i) the expiration of the Commitment Period and (ii) such time as all amounts owed pursuant to the Pre-Paid Advances has been paid in full; provided, however, that in the event that all Pre-Paid Advances contemplated by this Agreement have been advanced by the Investor and all amounts owed pursuant to the Pre-Paid Advances have been paid in full, this Agreement shall terminate as of the date that such payment in full has been made irrespective of whether the Commitment Period has expired as of such time.

(d)

Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article VI shall survive termination hereunder.

Article XI. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company, to:	Rekor Systems, Inc.
6721 Columbia Gateway Drive, Suite 400 Columbia, MD 21046 Telephone: (410) 762-0800 Attention: Eyal Hen E-Mail: ehen@rekor.ai

With a Copy (which shall not constitute notice or delivery of process) to:	Crowell & Moring LLP 1001 Pennsylvania Ave NW Washington, DC 20004 Telephone: (202) 624-2511 Attention: William J. Bruno Email:wbruno@crowell.com

If to the Investor(s):	YA II PN, LTD.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not constitute notice or delivery of process) to:	Robert Harrison, Esq. 1012 Springfield Avenue Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: legal@yorkvilleadvisors.com

or at such other address and/or e-mail and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

Article XII. Miscellaneous

Section 12.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03 Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04 Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay the Investor a structuring fee in the amount of $25,000 which has been paid prior to the date hereof.

Section 12.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Prepaid Advance Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
REKOR SYSTEMS, INC.

By:	/s/ Eyal Hen
Name:	Eyal Hen
Title:	Chief Financial Officer

INVESTOR:
YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matthew Beckman
Name:	Matthew Beckman
Title:	Manager

Exhibit 10.1

ANNEX I TO THE

PREPAID ADVANCE AGREEMENT

DEFINITIONS

“Advance” shall mean any purchase by the Investor of Advance Shares from the Company to the Investor pursuant to this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor pursuant to the terms of this Agreement.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Business Day” shall mean any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed.

“Closing” shall have the meaning set forth in recitals of this Agreement.

“Commitment Period” shall mean the period commencing on date hereof and expiring on August 14, 2025.

“Common Share Equivalents” shall mean any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 6.02.

“Environmental Laws” shall have the meaning set forth in Section 5.14.

“Event of Default” shall have the meaning set forth in Section 2.20(f).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 3.01(b)(ii).

“Hazardous Materials” shall have the meaning set forth in Section 5.14.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 6.01.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein or in the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the other Transaction Documents.

“Material Outside Event” shall have the meaning set forth in Section 7.09.

“Maturity Date” shall have the meaning set forth in Section 2.02(c).

“OFAC” shall have the meaning set forth in Section 5.31.

“Original Issue Discount” shall have the meaning set forth in Section 2.01(b).

“Ownership Limitation” shall have the meaning set forth in Section 3.01(b)(i).

“Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under Applicable Laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 8-K).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pre-Paid Advance” shall mean have the meaning set forth in Section 2.01(a).

“Principal Market” shall mean the Nasdaq Stock Market; provided however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement, including documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, including documents incorporated by reference therein.

“Purchase Notice” shall have the meaning set forth in Section 3.01(a).

“Purchase Notice Date” shall mean each date the Investor delivers to the Company a Purchase Notice.

“Purchase Price” shall mean a price per share equal to the lower of (a) $2.50 (the “Fixed Price”) and (b) 93% of the lowest daily VWAP during the 5 consecutive Trading Days immediately prior to the Purchase Notice Date (the “Market Price”), but in either case not lower than the Floor Price, and provided that the Investor may elect to use the Fixed Price in any Purchase Notice even if such price is greater than or less than the Market Price.

“Registration Statement” shall have the meaning set forth in Section 7.01(a).

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Reset Notice” shall have the meaning set forth in Section 2.02(d).

“Revenue Notes” shall mean securities representing special revenue obligations of the Company, to be issued from time to time under an indenture that provides for a first priority security interest in a revenue account held in trust for the benefit of the holders of such notes and the Company, into which the Company shall deposit revenue from a pool of eligible “prime” revenue generating contracts with its customers, which may include additions or replacements and any other amounts required to be paid to such revenue account in accordance with the terms of the notes.

“Sanctions” shall have the meaning set forth in Section 5.31.

“Sanctioned Countries” shall have the meaning set forth in Section 5.31.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean (1) any registration statement on Form S-4 filed by the Company with the SEC, including any related prospectus or prospectuses, for the registration of the Common Shares, on file with the SEC at the time such registration statement became effective, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act, (2) any proxy statement or prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement on Form S-4, in the form in which such proxy statement or prospectus has most recently been filed with the SEC pursuant to Rule

424(b) under the Securities Act, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the two years prior to the date hereof, including, without limitation, the Current Report, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Series A Prime Revenue Sharing Notes” means the $15,000,000 in notes issued by the Company on December 15, 2023, bearing interest at a fixed annual rate of 13.25% paid monthly, for which the entire outstanding principal balance, together with all interest accrued and unpaid is due and payable on the maturity date of December 15, 2026.

“Shares” shall mean the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

“Standstill Period” shall have the meaning set forth in Section 2.02(d).

“Standstill Period Expiration Date” shall have the meaning set forth in Section 2.02(d).

“Subsidiaries” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person (whether by contract or otherwise), and the foregoing are collectively referred to herein as “Subsidiaries.”

“Term” shall mean the period of time beginning on the date hereof and ending upon the termination of this Agreement in accordance with Section 10.01.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any Common Shares or Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of Common Shares or Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet,” “share ratchet,” “price ratchet,” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into, or effects a transaction under, any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Common Shares or Common Share Equivalents, or (iii) issues or sells any Common Shares or Common Share Equivalents (or any combination thereof) at an implied discount (taking into account all the securities issuable in such offering) to the market price of the Common Shares at the time of the offering in excess of 30%.

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

ANNEX I TO THE

PREPAID ADVANCE AGREEMENT

CONDITIONS PRECEDENT TO THE INVESTOR’S OBLIGATION TO FUND A PRE-PAID ADVANCE

Capitalized terms used in this Addendum and not otherwise defined shall have the meanings ascribed to them in the Prepaid Advance Agreement

The obligation of the Investor to advance to the Company any Pre-Paid Advance hereunder at a Closing is subject to the satisfaction, as of such Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have timely filed its Quarterly Report on Form 10-Q for the second quarter of 2024 with the SEC in the form provided to the Investor prior to the date hereof (other than immaterial updates), such Quarterly Report shall comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Quarterly Report, and such Quarterly Report shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party.

(c) The Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

(d) The Investor shall have received a closing statement in a form substantially similar to the form attached hereto, duly executed by an officer of the Company, setting forth wire transfer instructions of the Company for the payment of the amount of the Pre-Paid Advance, the amount to be paid by the Investor, which shall be the full amount of the Pre-Paid Advance, less the Original Issue Discount and any other deductions that may be agreed by the parties.

(e) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof and as of such Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Investor.

(f) Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of such Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document, including this Agreement, required to be performed, satisfied or complied with by the Company at or prior to the Closing.

(g) Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, and the Company shall not have received any notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such Closing, the Common Shares are listed or quoted on any subsequent Principal Market).

(h) Solely with respect to the Second Closing and the Second Pre-Paid Advance, the Investor and the Company, each in their sole discretion, shall have mutually agreed in writing to proceed with the Second Closing and consummate the Second Pre-Paid Advance.

EXHIBIT A

FORM OF PURCHASE NOTICE

REKOR SYSTEMS, INC.

Dated: ______________	Investor Notice Number: ____

On behalf of YA II PN, LTD. (the “Investor”), the undersigned hereby certifies, with respect to the purchase of Common Shares of Rekor Systems, Inc. (the “Company”) issuable in connection with this Purchase Notice, delivered pursuant to that certain Prepaid Advance Agreement, dated as of August 14, 2024 (as amended and supplemented from time to time in accordance with its terms, the “Agreement”), as follows:

1.	Advance requested in the Purchase Notice
2.	Fixed Price
3.	Market Price
4.	Purchase Price per share
5.	Number of Shares due to Investor

The aggregate Purchase Price of the Shares to be paid by Investor pursuant to this Purchase Notice shall be offset against amounts outstanding under the Pre-Paid Advances made pursuant to Agreement (first towards accrued and unpaid interest, if any, and then towards outstanding principal) as follows:

1.	Amount offset against accrued and unpaid Interest (if any)	$[____________]
2.	Amount offset against principal	$[____________]
3.	Total amount of Pre-Paid Advances outstanding following the Advance	$[____________]

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

[_______]

The undersigned has executed this Purchase Notice as of the date first set forth above.

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:
Name:
Title: